Exhibit 99.1

Investor Relations Contacts:	Media Contact:
Antonella Franzen	Stephen Wasdick
+1-609-720-4665	+1-609-806-2262
afranzen@tyco.com	swasdick@tyco.com

Leila Peters
+1-609-720-4545
lpeters@tyco.com

FOR IMMEDIATE RELEASE

TYCO TO ACQUIRE INDUSTRIAL SAFETY TECHNOLOGIES
TO EXPAND GAS AND FLAME DETECTION CAPABILITIES

CORK, Ireland, Dec. 10, 2014 /PR Newswire/ -- Tyco International plc (NYSE: TYC) announced today that it has reached an agreement to acquire Industrial Safety Technologies (IST), a global leader in gas and flame detection, from Battery Ventures, for $329.5 million in cash.

The combination of IST with Tyco’s Scott Safety unit will make Tyco one of the largest global designers and manufacturers of gas and flame detection products. IST holds a technology leadership position in the gas and flame detection industry and is committed to innovating in industrial safety solutions, such as its groundbreaking wireless gas-detection technology. IST brings strong market presence in Europe, the Middle East, and the U.S. Gulf Coast region to complement Scott Safety’s detection business.

“We are committed to providing our customers with a full range of safety solutions,” said Andrew Chrostowski, President, Scott Safety. “The addition of IST reinforces this commitment and establishes Scott Safety as a world leader in gas detection. Each of IST’s businesses provides a unique set of detection capabilities that will enable us to accelerate new product development, expand our geographic presence, deepen our technical expertise and broaden our product offerings and service capabilities.”

On an annualized basis, the addition of IST to Tyco’s operations is expected to generate approximately $140 million in revenue.

This transaction, which is subject to customary closing conditions, is expected to close in Tyco’s fiscal second quarter.

ABOUT TYCO
Tyco (NYSE: TYC) is the world's largest pure-play fire protection and security company. Tyco provides more than three million customers around the globe with the latest fire protection and security products and services. A company with $10+ billion in annual revenue, Tyco has over 57,000 employees in more than 900 locations across 50 countries serving various end markets, including commercial, institutional, governmental, retail, industrial, energy, residential and small business. For more information, visit www.tyco.com.

FORWARD-LOOKING STATEMENTS
This press release contains a number of forward-looking statements. In many cases forward-looking statements are identified by words, and variations of words, such as "anticipate", "estimate", "believe", “commit”, "confident", "continue", "could", "intend", "may", "plan", "potential", "predict", "positioned", "should", "will", "expect", "objective", "projection", "forecast", "goal", "guidance", "outlook", "effort", "target", and other similar words. However, the absence of these words does not mean the statements are not forward-looking. Examples of forward-looking statements include, but are not limited to, revenue, operating income, earnings per share and other financial projections, statements regarding the health and growth prospects of the industries and end markets in which Tyco operates, the leadership, resources, potential, priorities, and opportunities for Tyco in the future, Tyco’s credit profile, capital allocation priorities and other capital market related activities, and statements regarding Tyco's acquisition, divestiture, restructuring and other productivity initiatives. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties include, but are not limited to: economic, business, competitive, technological or regulatory factors that adversely impact Tyco or the markets and industries in which it competes; unanticipated expenses such as litigation or legal settlement expenses; tax law changes; and industry specific events or conditions that may adversely impact revenue or other financial projections. Actual results could differ materially from anticipated results. Tyco is under no obligation (and expressly disclaims any obligation) to update its forward-looking statements. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 26, 2014, filed with the SEC.
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